Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
December 1, 2003


                               Continuation Sheet

                                     Form 4

                  Statement of Changes in Beneficial Ownership


Explanation of Responses:

Exhibit 99
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Includes shares of common stock, par value $0.001 per share ("Common Stock"), held by Warburg, Pincus Equity Partners, L.P. and three affiliated partnerships (the "WPEP Group"). Warburg Pincus & Co. ("WP") is the sole general partner of each of the partnerships of the WPEP Group. WP is managed by Warburg Pincus LLC (formerly E.M. Warburg, Pincus & Co., LLC) ("WP LLC"). By reason of the provisions of Rule 16a-1 of the Exchange Act, WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WPEP, although both WP and WPLLC disclaim beneficial ownership of the Common Stock except to the extent of any indirect pecuniary interest therein. Jonathan Leff, a director of InterMune, Inc., is a managing director and member of WP LLC and a general partner of WP. Mr. Leff may be deemed to have an indirect pecuniary in an indeterminate portion of the shares beneficially owned by the WPEP Group. Mr. Leff disclaims beneficial ownership of the shares held by these entities except to the extent of any indirect pecuniary interest therein.

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
December 1, 2003


1.   Name: Warburg Pincus & Co. (General Partner)
     Address: 466 Lexington Avenue
              New York, New York  10017

2.   Name: Warburg Pincus LLC (formerly E.M. Warburg, Pincus & Co., LLC)
     (Manager)
     Address: 466 Lexington Avenue
              New York, New York  10017


Designated Filer: Warburg, Pincus Equity Partners, L.P.
Issuer  & Ticker Symbol:   InterMune, Inc. (ITMN)
Period Covered By Form:    December 1, 2003

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
December 1, 2003


                                        WARBURG PINCUS & CO.

                                        By:  /s/ Scott A. Arenare        12/3/03
                                             ----------------------      -------
                                        Name:  Scott A. Arenare          Date
                                        Title: Partner


                                        WARBURG PINCUS LLC

                                        By:  /s/ Scott A. Arenare        12/3/03
                                             ----------------------      -------
                                        Name:  Scott A. Arenare          Date
                                        Title: Managing Director